                                                                   EXHIBIT 10.10

                 ---------------------------------------------
                 ---------------------------------------------

                                LOAN AGREEMENT

                          Dated as of August 1, 2000

                                    Between

                CHESTER COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

                                      And

                     INNOVATIVE SOLUTIONS AND SUPPORT, LLC


                 ---------------------------------------------
                 ---------------------------------------------


             Bond Counsel                 Authority Counsel
             ------------                 -----------------

             Stevens & Lee                Conrad O'Brien Gellman & Rohn, P.C.
             111 North Sixth Street       17 West Gay Street Suite 100
             Reading, PA  19601           West Chester, PA  19380-3090



                 ---------------------------------------------
                 ---------------------------------------------

                               Table of Contents
                               -----------------

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                                                      ARTICLE I

                                                     DEFINITIONS

   Section 1.1  Use of Terms Defined in Indenture.......................................................      1

   Section 1.2  Definitions.............................................................................      2

   Section 1.3  Interpretation..........................................................................      5

   Section 1.4  Captions, Headings and Table of Contents................................................      5

                                                      ARTICLE II

                                                   REPRESENTATIONS

   Section 2.1  Representations and Findings of Issuer..................................................      6

   Section 2.2  Representations of Borrower.............................................................      7

                                                     ARTICLE III

                               ACQUISITION OF PROJECT; ISSUANCE OF BONDS; PROJECT FUND

   Section 3.1  Acquisition of Project..................................................................      9

   Section 3.2  Additions and Changes to Project........................................................      9

   Section 3.3  Issuance of Bonds; Application of Proceeds..............................................      9

   Section 3.4  Disbursements from Project Fund.........................................................     10

   Section 3.5  Borrower Required to Pay Costs in Event Project Fund Insufficient.......................     10

   Section 3.6  Completion..............................................................................     11

   Section 3.7  Investment and Use of Fund Moneys.......................................................     12

   Section 3.8  Rebate Fund.............................................................................     12

                                       i
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                               Table of Contents
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                                  (continued)

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                                                         ARTICLE IV

                                         LOAN BY ISSUER; LOAN PAYMENTS; OTHER PAYMENTS

   Section 4.1   Loan by Issuer................................................................................  13

   Section 4.2   Loan Payments.................................................................................  13

   Section 4.3   Purchase Payments.............................................................................  13

   Section 4.4   Additional Payments...........................................................................  13

   Section 4.5   Obligations Unconditional.....................................................................  14

   Section 4.6   Assignment of Issuer's Rights.................................................................  14

   Section 4.7   Letter of Credit..............................................................................  14

                                                         ARTICLE V

                                              ADDITIONAL COVENANTS OF BORROWER

   Section 5.1   Maintenance of Existence......................................................................  16

   Section 5.2   Compliance with Laws; Commencement and Continuation of Operations at Project; No Sale, Removal or Demolition of Project.......................................................  16

   Section 5.3   Right of Inspection...........................................................................  16

   Section 5.4   Lease by Borrower.............................................................................  16

   Section 5.5   Financial Statements; Books and Records.......................................................  17

   Section 5.6   Taxes, Other Governmental Charges and Utility Charges.........................................  17

   Section 5.7   Insurance.....................................................................................  17

   Section 5.8   Damage to or Condemnation of Project..........................................................  18

   Section 5.9   Litigation Notice.............................................................................  18

   Section 5.10  Indemnification...............................................................................  18

                                      ii
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                               Table of Contents
                               -----------------

                                  (continued)

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   Section 5.11  Tax Covenants of Borrower and Issuer..........................................................  19

   Section 5.12  Further Tax Covenants of Borrower.............................................................  20

   Section 5.13  No Control of Bank............................................................................  23

   Section 5.14  Annual Certificate............................................................................  23

   Section 5.15  Nondiscrimination.............................................................................  24

                                                         ARTICLE VI

                                                     REDEMPTION OF BONDS

   Section 6.1   Optional Redemption...........................................................................  25

   Section 6.2   Extraordinary Optional Redemption.............................................................  25

   Section 6.3   Mandatory Redemption..........................................................................  26

   Section 6.4   Actions by Issuer.............................................................................  26

                                                         ARTICLE VII

                                               EVENTS OF DEFAULT AND REMEDIES

   Section 7.1   Events of Default.............................................................................  27

   Section 7.2   Remedies on Default...........................................................................  28

   Section 7.3   Remedies Not Exclusive........................................................................  29

   Section 7.4   Payment of Legal Fees and Expenses............................................................  29

   Section 7.5   No Waiver.....................................................................................  29

   Section 7.6   Notice of Default.............................................................................  30

                                                        ARTICLE VIII

                                                       MISCELLANEOUS

   Section 8.1   Term of Agreement.............................................................................  31

                                      iii
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                               Table of Contents
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                                  (continued)

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   Section 8.2   Notices.......................................................................................  31

   Section 8.3   Limitation of Liability; No Personal Liability................................................  32

   Section 8.4   Binding Effect................................................................................  32

   Section 8.5   Amendments....................................................................................  32

   Section 8.6   Counterparts..................................................................................  33

   Section 8.7   Severability..................................................................................  33

   Section 8.8   Governing Law.................................................................................  33

   Section 8.9   Assignment....................................................................................  33

   Section 8.10  Receipt of Indenture..........................................................................  33

Exhibit A - Project Site Description

Exhibit B - Project Description

Exhibit C - Form of Disbursement Request

Exhibit D - Nondiscrimination Clause

                                LOAN AGREEMENT

          THIS LOAN AGREEMENT dated as of August 1, 2000 between CHESTER COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the "Issuer"), a public instrumentality and body corporate and politic of the Commonwealth of Pennsylvania, and INNOVATIVE SOLUTIONS AND SUPPORT, LLC (the "Borrower"), a limited liability company duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the capitalized terms not defined in the recitals being used therein as defined or otherwise described in Article I of this Agreement),

                               WITNESSETH THAT:

          A. The Issuer is a public instrumentality and a body corporate and politic of the Commonwealth of Pennsylvania organized and existing under the Act. Under the Act, and in furtherance of the public purposes thereof, the Issuer is authorized to enter into agreements providing for the financing of the Project described below.

          B. The Issuer has undertaken the financing of certain costs of a Project to be located on certain real property more fully described in Exhibit A attached hereto (the "Project Site"). The Project Site and such facilities are herein collectively called the "Project". The Project will be owned and operated by the Borrower. A more complete description of the Project and the estimated costs thereof are set forth in Exhibit B attached hereto.

          C. In order to finance the Project, the Issuer has duly authorized the issuance and sale of its Industrial Development Revenue Bonds, 2000 Series A (Innovative Solutions and Support, LLC Project) (the "Bonds") to be issued under the terms of a Trust Indenture dated as of the date hereof (as the same may hereafter be amended or supplemented from time to time, the "Indenture") by and between the Issuer and Chase Manhattan Trust Company, National Association, as Trustee.

          D. The Issuer and the Borrower intend that the interest on the Bonds will not be included in the gross income of the recipients thereof under the Code.

          E. The Issuer has entered into this Agreement with the Borrower for the purposes of providing for (i) the loan of the proceeds of the Bonds to the Borrower in order to finance the Project and (ii) the repayment of such loan by the Borrower in amounts sufficient to pay, when due, the principal of, premium, if any, on and interest on the Bonds.

          NOW, THEREFORE, intending to be legally bound, the Issuer and the Borrower hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1    Use of Terms Defined in Indenture. Terms used in this
                         ---------------------------------
Agreement which are defined in the Indenture and are not otherwise defined in this Agreement shall have the meanings set forth in the Indenture unless the context or use clearly indicates another meaning or intent.

          Section 1.2    Definitions. In addition to the terms defined in the
                         -----------
recital clauses of this Agreement, as used herein:

               "Additional Payments" means the amounts required to be paid by the Borrower pursuant to Section 4.4.

               "Agreement" means this Loan Agreement, as amended or supplemented from time to time.

               "Authorized Representative" means, with respect to the Issuer, each person at the time designated to act on behalf of the Issuer by written certificate furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its Secretary or Assistant Secretary, and, with respect to the Borrower, each person at the time designated to act on behalf of the Borrower by written certificate furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Borrower by its Secretary or Assistant Secretary.

               "Bond Purchase Agreement" means the Bond Purchase Agreement among the Issuer, the Borrower and PNC Capital Markets, Inc., as the underwriter, relating to the Bonds.

               "Bond Service" means, for any period or payable at any time, the principal of, premium, if any, on and interest on the Bonds for that period or payable at the time whether due on an Interest Payment Date, at maturity or upon acceleration or redemption.

               "Borrower's Agreements" means this Agreement, the Bond Purchase Agreement, the Remarketing Agreement and the Reimbursement Agreement.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to the Code and Sections of the Code include relevant applicable regulations, temporary regulations and proposed regulations thereunder and under the Internal Revenue Code of 1954, as amended, and any successor provisions to those Sections, regulations, temporary regulations or proposed regulations.

               "Completion Date" means the date of completion of the Project evidenced in accordance with the requirements of Section 3.6.

               "Construction Period" means the period between the beginning of the acquisition, construction, installation, equipment or improvement of the Project or the date on which the Bonds are issued, whichever is earlier, and the Completion Date.

               "Event of Default" means any of the events described as an Event of Default in Section 7.1.

               "Exempt Facility Bonds" means bonds issued to finance exempt facilities as defined in the Code or in the Internal Revenue Code of 1954.

               "Issuer's Fee" means the amount of $33,537.50.

               "Loan" means the loan by the Issuer to the Borrower of the proceeds of the Bonds pursuant to Section 4.1 in the original principal amount of $4,335,000.

               "Loan Payments" means the amounts required to be paid by the Borrower in repayment of the Loan pursuant to Section 4.2.

               "Principal User" shall mean, with respect to any facility, a "principal user" as such term is used in Section 144(a) of the Code, including, without limiting the generality of the foregoing, (i) any Person whose ownership interest in such facility exceeds 10% or, if no ownership interest in such facility exceeds 10%, any Person (or Persons, in the case of multiple equal owners) holding the largest ownership interest in such facility, (ii) any Person who leases more than 10% of such facility under a lease with a term (taking into account all options to renew and reasonably anticipated renewals) of more than one year, and (iii) any Person who enjoys the use of such facility in a degree comparable to the enjoyment of a Person described in clauses (i) and (ii); for purposes of determining the extent of a Person's ownership interest, lease interest, lease term and degree of enjoyment of a facility, the term "Person" includes a Person and all Related Persons with respect to such Person.

               "Project Approval" means the initial official action of the Issuer declaring its intent with respect to the financing of the Project with the proceeds of the Issuer's bonds. The date of the Project Approval is November 17, 1999.

               "Project Costs" means costs of the Project permitted under the Act, including, but not limited to, the following:

                    (a) Costs incurred in acquisition, construction, installation, equipment or improvement of the Project, including costs incurred in respect of the Project for preliminary planning and studies; architectural, engineering, accounting, consulting, legal and other professional fees and expenses; labor, services and materials;

                    (b) Fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Bonds, including without limitation bond discount, printing expense, title insurance, recording fees and the initial fees and expenses of the Trustee, the Issuer, the Remarketing Agent and the Bank; provided that the amount of the proceeds of the Bonds used to finance issuance costs (but excluding Bank letter of credit fees) shall not exceed 2% of the aggregate face amount of the Bonds within the meaning of Section 147(g) of the Code;

                    (c) Payment of interest on the Bonds and fees of the Bank, Trustee and Remarketing Agent accruing during the Construction Period;

                    (d) Any other costs, expenses, fees and charges properly chargeable to the cost of acquisition, construction, installation, equipment or improvement of the Project; and

                    (e)  Payments made to the Rebate Fund.

               "Purchase Payments" means the amounts required to be paid by the Borrower pursuant to Section 4.3.

               "Rehabilitation Expenditure" shall mean a "rehabilitation expenditure" as such term is defined in Section 147(d)(3) of the Code, including, without limiting the generality of the foregoing, a capital expenditure incurred in connection with the rehabilitation of a building or structure which is part of the Project, if such expenditure is incurred by the Borrower, the seller of such building to the Borrower (if incurred pursuant the sales contract between such seller and the Borrower) or a successor to the Borrower; provided, that:

                    (1) if an integrated operation is contained in such building or structure before its acquisition by the Borrower, expenditures incurred to rehabilitate existing equipment or to replace existing equipment with equipment having substantially the same function is treated as incurred in connection with the rehabilitation of such building or structure; and

                    (2) notwithstanding the foregoing, the term "Rehabilitation Expenditure" does not include any expenditure:

                         (a) with respect to which the method and period of depreciation is other than the straight line method over a period determined under Section 168(c) or (g) of the Code, unless the alternative depreciation system of Section 168(g) of the Code applies to such expenditure by reason of Section 168(g)(1)(B) or
               (C) of the Code;

                         (b) for the cost of acquiring any building or interest therein;

                         (c) attributable to enlargement of an existing building;

                         (d) attributable to the rehabilitation of a certified historic structure or a building in a registered historic district, unless either the rehabilitation is a certified rehabilitation or, with respect to a building other than a certified historic structure, the Secretary of the Interior has certified to the Secretary of the Treasury that the building is not of historic significance to the district (all terms used in this paragraph (d) have the meanings assigned in Section 47(c)(2)(B) of the Code);

                         (e) allocable to the portion of such building which is, or may reasonably be expected to be, tax-exempt use property within the meaning of Section 168(h) of the Code; or

                         (f)  by a lessee of such building.

               "Reimbursement Agreement" means the Reimbursement, Credit and Security Agreement between the Bank and the Borrower relating to the Letter of Credit and the Bonds, as amended, supplemented or replaced from time to time.

               "Related Person" shall have the meaning set forth in Section 144(a)(3) of the Code and shall include (to the extent there provided) any parent, subsidiary, affiliated corporation or unincorporated enterprise, majority shareholder and commonly owned entity.

               "Remarketing Agreement" means the Remarketing Agreement between the Borrower and the Remarketing Agent relating to the Bonds, as amended, supplemented or replaced from time to time.

               "Remedial Action Date" means the earliest of the following dates:
          (i) the Completion Date; (ii) the date on which the Borrower determines that the Project will not be completed; or (iii) the date on which the entire Project is placed in service, within the meaning of the Code.

               "Resolutions" means the resolution or resolutions of the Issuer approving and authorizing the Bonds, the Indenture and this Agreement.

               "Small Issue Bonds" means bonds issued under the $1,000,000 or $10,000,000 limits imposed by the Section 144(a) of the Code or
          Section 103 of the Internal Revenue Code of 1954.

               "Test Period" means the three-year period beginning on the later of the date tax-exempt bonds are issued or the date the facilities financed by such tax-exempt bonds are placed in service.

               "Unassigned Issuer's Rights" means all of the rights of the Issuer to receive Additional Payments under Section 4.4, to be held harmless and indemnified under Section 5.10, to be reimbursed for attorney's fees and expenses under Section 7.4, and to give or withhold consent to or approval of amendments, modifications, termination or assignment of this Agreement, or amendment, sale, transfer, assignment, lease (or assignment of lease) or other disposal of the Project, under Sections 3.2, 5.1, 5.2, 5.4, 8.5 and 8.9.

             Section 1.3   Interpretation. In this Agreement, unless the context
                           --------------
indicates otherwise, words importing the singular number include the plural number, and vice versa, the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Agreement, and the term "hereafter" means after and the term "heretofore" means before the Series Issue Date, and words of any gender include the correlative words of the other genders. In this Agreement, unless otherwise indicated, all references to particular Articles, Sections, Subsections or paragraphs are references to the Articles, Sections, Subsections or paragraphs of this Agreement.

             Section 1.4   Captions, Headings and Table of Contents. The
                           ----------------------------------------
captions, headings and table of contents in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, Subsections or paragraphs hereof.

                                  ARTICLE II

                                REPRESENTATIONS

          Section 2.1    Representations and Findings of Issuer. The Issuer
                         --------------------------------------
hereby confirms its findings and represents that:

                    (a) The Issuer is a public body corporate and politic established in the Commonwealth of Pennsylvania pursuant to the laws of the Commonwealth of Pennsylvania (including the Act). Under the Act, the Issuer has the power to enter into the Indenture, the Bond Purchase Agreement and this Agreement and to carry out its obligations thereunder and to issue the Bonds to finance the Project.

                    (b) By adoption of the Resolutions at one or more duly convened meetings of the Issuer at which a quorum was present and acting throughout, the Issuer has duly authorized the execution and delivery of the Indenture, the Bond Purchase Agreement and this Agreement and performance of its obligations thereunder and the issuance of the Bonds. Simultaneously with the execution and delivery of this Agreement, the Issuer has duly executed and delivered the Indenture and issued and sold the Bonds.

                    (c) Based on representations and information furnished to the Issuer by or on behalf of the Borrower, the Issuer has found that the Borrower is qualified to be a beneficiary of financing provided by the Issuer pursuant to the Act.

                    (d) Based on representations and information furnished to the Issuer by or on behalf of the Borrower, the Issuer has found that the Project (i) will promote the public purposes of the Act, (ii) is located within the boundaries of the Commonwealth of Pennsylvania and within the boundaries of the County of Chester, and (iii) will constitute a project within the meaning of the Act.

                    (e) The Issuer has filed a Preliminary Allocation Request ("PAR") for purposes of receiving an allocation of the tax-exempt bond authority of the Commonwealth of Pennsylvania and has received approval of the PAR from the Pennsylvania Department of Community and Economic Development (the "Department"), certifying approval of such allocation for the Project as required by Section 146 of the Code. The Issuer will simultaneously with the issuance of the Bonds deliver a Final Allocation Request to the Department to obtain a final confirmation of such allocation.

                    (f) The Project has been approved (1) by the Pennsylvania Secretary of Community and Economic Development, as required by the Act, (2) by the Board of Commissioners of the County of Chester, Pennsylvania, as the "applicable elected representative", as that term is defined under the Code, after a public hearing held upon reasonable notice, as required by the Code, and
(3) by the Issuer by adoption of the Resolutions, as required by the Act.

                    (g) The Issuer has not and will not pledge the income and revenues derived from this Agreement other than pursuant to and as set forth in the Indenture.

                    (h) The Issuer hereby elects to have the $10,000,000 limit for Small Issue Bonds under the Code apply to the Bonds.

          Section 2.2  Representations of Borrower. The Borrower represents
                       ---------------------------
that:

                    (a) The Borrower is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, and has full power and authority to execute, deliver and perform its obligations under the Borrower's Agreements and to enter into and carry out the transactions contemplated thereby.

                    (b) The Borrower's Agreements have been duly authorized, executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower. The execution, delivery and performance of the Borrower's Agreements by the Borrower do not, and will not, violate any provision of law applicable to the Borrower or the Borrower's certificate of organization or operating agreement or any agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound.

                    (c) The Project will promote the public purposes of the Act and will not cause, directly or indirectly, the removal, either in whole or in part, of a plant, facility or establishment from one area of the Commonwealth of Pennsylvania to another. The Project is located within the boundaries of the County of Chester, Pennsylvania.

                    (d) The Borrower has acquired or will acquire before they are needed all permits and licenses, and has satisfied or will satisfy other requirements necessary, for the acquisition, construction, installation and/or operation of the Project. The Project is a project within the meaning of the Act and will be operated as such.

                    (e) The Borrower presently intends to use or operate the Project in a manner consistent with the Act until the date on which the Bonds have been fully paid and knows of no reason why the Project will not be so used or operated.

                    (f) The aggregate of the following amounts does not, at the Series Issue Date, exceed $10,000,000:

                         (i) The outstanding amount of prior Small Issue Bonds with respect to facilities which are to be or have been used by the Borrower, any other Principal User of the Project or any Related Person and are located within the same city, town, borough, township or other incorporated municipality as the Project;

                         (ii)   The face amount of the Bonds; and

                         (iii) Any and all capital expenditures, including any expenditures which could at the option of any Person be capitalized under any provision of the Code, paid or incurred by any Person within three years preceding the Series Issue Date, with respect to any facilities located in the same city, town, borough, township or other incorporated municipality as the Project of which the Borrower, any other Principal User of the Project or any Related Person is a Principal User, except expenditures made with proceeds of any prior Small Issue Bonds or expenditures reimbursed with the proceeds of the Bonds.

                    (g) The information furnished by the Borrower and used by the Issuer in preparing the arbitrage certificate pursuant to Section 148 of the Code and information statement pursuant to Section 149(e) of the Code is accurate and complete as of the Series Issue Date.

                    (h) The proceeds of the Bonds will not exceed the Project Costs.

                    (i) The costs of issuance financed with proceeds of the Bonds, including any bond discount on the sale of the Bonds, but not including fees and charges in respect of the Letter of Credit, will not exceed 2% of the proceeds of the Bonds.

                    (j) No costs of the Project to be financed with the proceeds of the Bonds have been paid by or on behalf of the Borrower or any Related Person more than 60 days prior to the date of the Project Approval.

                              (End of Article II)

                                  ARTICLE III

            ACQUISITION OF PROJECT;ISSUANCE OF BONDS; PROJECT FUND

          Section 3.1  Acquisition of Project. The Borrower (a) has acquired, or
                       ----------------------
on the Series Issue Date is acquiring, the Project Site and shall construct, install, equip and/or improve the Project on the Project Site with all reasonable dispatch and in accordance with the description thereof in Exhibit B attached hereto and applicable law, (b) shall procure or cause to be procured all permits and licenses necessary for the prosecution of any and all work on the Project, and (c) shall pay when due all costs and expenses incurred in connection with such acquisition, construction, installation, equipment and improvement from funds made available therefor in accordance with this Agreement or otherwise. It is understood that the Project is the property of the Borrower and that any contracts made by the Borrower with respect thereto and any work to be done by the Borrower on the Project are made or done by the Borrower in its own behalf and not as agent or contractor for the Issuer.

          Section 3.2  Additions and Changes to Project. Subject to Sections
                       --------------------------------
5.11 and 5.12, the Borrower may, at its option and at its own cost and expense, at any time and from time to time, revise the description of the Project in Exhibit B attached hereto and/or make such additions and changes to the Project as it may deem to be desirable for its uses and purposes, provided that (i) such additions and changes shall constitute part of the Project, (ii) the Borrower shall supplement the information contained in Exhibit B attached hereto by filing with the Issuer and the Trustee such supplemental information as is necessary to reflect such additions and changes so that the Issuer and the Trustee will be able to ascertain the nature and cost of the facilities included in the Project and covered by this Agreement and (iii) if an addition or change is substantial in relation to the Bonds, the Borrower shall have first obtained and filed with the Issuer and the Trustee an opinion of Bond Counsel to the effect that such addition or change is authorized or permitted under the Act and will not adversely affect the exclusion from gross income of interest on the Bonds under the Code. In any case, the Borrower shall obtain the Issuer's approval of the addition to the Project of any proposed facilities or any other changes not generally described in Exhibit B attached hereto on the date of delivery of this Agreement, and the Borrower shall delete any facilities from the Project if such deletion is necessary to maintain the exclusion from gross income of interest on the Bonds under the Code.

          Section 3.3  Issuance of Bonds; Application of Proceeds. To provide
                       ------------------------------------------
funds to make the Loan for the purpose of paying Project Costs in accordance with Exhibit B attached hereto, the Issuer will issue the Bonds in the aggregate principal amount of $4,335,000. The Bonds will be issued pursuant to the Indenture and will bear interest, mature and be subject to redemption and tender, all as set forth therein. The Borrower hereby approves the terms and conditions of the Indenture and the Bonds, and the terms and conditions under which the Bonds will be issued, sold and delivered.

          The proceeds from the sale of the Bonds (including any bond discount) shall be loaned to the Borrower pursuant to Section 4.1 and such proceeds (net of any bond discount) shall be paid over to the Trustee for deposit in the Project Fund. Pending disbursement pursuant to Section 3.4, the proceeds of the Bonds so deposited in the Project Fund, together with any investment earnings thereon, shall constitute a part of the Trust Estate and shall be subject to the lien of the Indenture pursuant to the granting clauses therein as security for the obligations described in such granting clauses, and to such end the Borrower hereby grants to the Trustee as security for such obligations a security interest in all of the Borrower's right, title and interest in and to the Project Fund.

          Section 3.4  Disbursements from Project Fund. Subject to the
                       -------------------------------
provisions below, disbursements from the Project Fund shall be made to reimburse or pay the Borrower, or any Person designated by the Borrower, for Project Costs. The Borrower agrees that the sums so disbursed from the Project Fund will be used only for the payment of Project Costs, and will not be used for any other purpose.

          Any disbursements from the Project Fund for the payment of the Project Costs shall be made by the Trustee only upon the written order of an Authorized Representative of the Borrower, with the written approval of the Bank, delivered to the Trustee; provided that disbursements made for costs described in clause
(b) of the definition of Project Costs may be made by the Trustee upon delivery to the Trustee of a closing statement signed by the respective Authorized Representatives of the Borrower and approved by the Bank. Each such written order shall be substantially in the form of the disbursement request attached hereto as Exhibit C and shall be consecutively numbered and accompanied by invoices or other appropriate documentation supporting the payments or reimbursements requested. Any disbursement for any item not described in, or the cost for which item is other than as described in, the information statement filed by the Issuer in connection with the issuance of the Bonds as required by
Section 149(e) of the Code and referred to in Section 5.12, shall be accompanied by an opinion of a Bond Counsel to the effect that such disbursement does not result in the interest on the Bonds becoming included in the gross income of the Holders for federal income tax purposes. In case any contract provides for the retention by the Borrower of a portion of the contract price, there shall be paid from the Project Fund only the net amount remaining after deduction of any such portion, and only when that retained amount is due and payable, may it be paid from the Project Fund.

          Any moneys in the Project Fund (including the earnings from investments therein) remaining after the Completion Date and payment, or provision for payment, in full of the Project Costs shall, at the written direction of an Authorized Representative of the Borrower, be transferred to the General Account of the Bond Fund and applied as provided in Subsection 5.04(c) of the Indenture; provided that (i) any such transfer and application shall be made only to the extent that such use or application does not, in the opinion of Bond Counsel or under ruling of the Internal Revenue Service, cause the interest on the Bonds to become included in the gross income of the Holders for federal income tax purposes, and (ii) unless there shall be delivered to the Trustee a similar opinion of Bond Counsel, the Borrower shall not direct the investment of such remaining moneys in "investment property" (as defined in Section 148 of the Code) at a yield in excess of the yield on the Bonds.

          Section 3.5  Borrower Required to Pay Costs in Event Project Fund
                       ----------------------------------------------------
Insufficient. If moneys in the Project Fund are not sufficient to pay all
------------
Project Costs, the Borrower nonetheless shall complete the Project in accordance with Exhibit B attached hereto and shall pay all such additional Project Costs. The Borrower shall not be entitled to any reimbursement for any such payments from the Issuer, the Trustee, the Bank or any Holder; nor shall it be entitled to any abatement, diminution or postponement of the Loan Payments.

          Section 3.6  Completion. Except to the extent otherwise approved by
                       ----------
the Issuer and by an opinion of Bond Counsel furnished by the Borrower to the Trustee, within three years of the date of original delivery and payment for the Bonds, the Borrower shall have completed the Project and caused all of the proceeds of the Bonds to be expended for Project Costs in accordance with Exhibit B attached hereto or otherwise applied as described in Section 3.4. The Borrower shall notify the Issuer and the Trustee of the Completion Date by a certificate signed by an Authorized Representative of the Borrower stating

               (a)  the date on which the Project was substantially completed,

               (b) that all other facilities necessary in connection with the Project have been acquired, constructed, installed, equipped and improved,

               (c) that the acquisition, construction, installation, equipment and/or improvement of the Project and such other facilities have been accomplished in such a manner as to conform with all applicable zoning, planning, building, environmental and other similar governmental regulations,

               (d) that except as provided in clause (e) below, all costs of the Project then or theretofore due and payable have been paid, and

               (e) the amounts which the Trustee shall retain in the Project Fund for the payment of Project Costs not yet due or for liabilities which the Borrower is contesting or which otherwise should be so retained and the reasons therefor.

Such certificate may state that it is given without prejudice to any rights against third parties which then exist or subsequently may come into being. The Authorized Representative of the Borrower shall include with such certificate a statement specifically describing all items of personal property comprising a part of the Project. The certificate shall be delivered as promptly as practicable after the Borrower is in a position to certify as to the matters referred to in clauses (a) through (e) above. Within 10 days of the delivery by the Authorized Representative of the Borrower of such certificate evidencing the Completion Date, the Trustee shall retain in the Project Fund a sum equal to the amounts necessary for payment of Project Costs not then due and payable or the liability for which the Borrower is contesting as set forth in said certificate. Any amount not to be retained in the Project Fund for such costs, and all amounts so retained but not subsequently used and for which written notice of such failure of use has been given by the Borrower to the Trustee, and all amounts on deposit in the Project Fund if the Borrower determines that the Project will not be completed, shall be segregated by the Trustee and used by the Trustee, at the written direction of the Authorized Representative of the Borrower, within 90 days of the Remedial Action Date for one of the following purposes: (a) to redeem Bonds prior to maturity on the earliest redemption date permitted by this Agreement and the Indenture, (b) to purchase Bonds prior to such redemption date for the purpose of cancellation, or (c) for any other purpose; provided that the Trustee is furnished with an opinion of Bond Counsel to the effect that such use is lawful under the Act and does not adversely affect the exclusion of interest on any of the Bonds from gross income of the owners thereof for federal income tax purposes. Until used for one or more of the foregoing purposes, such segregated amount may be invested as permitted by Section 3.7, but may not be invested by the Borrower, without an opinion of Bond Counsel to the effect that such investment does not adversely affect the exclusion of interest on any of the Bonds from gross income of the owners thereof for federal income tax purposes, to produce a yield on such amount (computed from the Completion Date and taking into account any investment of such amount from the Completion Date) greater than the yield on the Bonds, computed in accordance with the applicable provisions of the Code. The Issuer agrees to cooperate with the Trustee and take all required action necessary to redeem the Bonds or to accomplish any other purpose contemplated by this Section.

          Section 3.7  Investment and Use of Fund Moneys. At the oral or written
                       ---------------------------------
direction of an Authorized Representative of the Borrower, any moneys held as part of the Bond Fund (except moneys in the Letter of Credit Debt Service Account created under Section 5.04 of the Indenture and except any moneys representing principal of, or premium, if any, or interest on, any Bonds which are deemed paid under Section 10.02 of the Indenture) or the Project Fund shall be invested or reinvested by the Trustee in Eligible Investments. The Issuer and the Borrower each hereby covenants that it will restrict that investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of delivery of and payment for the Bonds, so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code.

          Any Authorized Representative of the Issuer having responsibility for issuing the Bonds is authorized and directed, alone or in conjunction with an Authorized Representative of the Borrower and/or any other officer, partner, employee or agent of or consultant to the Issuer or the Borrower, to give an appropriate certificate of the Issuer pursuant to Section 148 of the Code, for inclusion in the transcript of proceedings for the issuance of the Bonds, setting forth the reasonable expectations of the Issuer regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based, all as of the Series Issue Date. The Borrower shall provide the Issuer with, and the Issuer's certificate may be based on, a certificate of the Authorized Representative of the Borrower or other appropriate officer, partner, employee or agent of or consultant to the Borrower setting forth the reasonable expectations of the Borrower on the Series Issue Date regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which they are based.

          Section 3.8  Rebate Fund. The Borrower agrees to engage a Financial
                       -----------
Consultant to determine Excess Earnings, to make such payments to the Trustee as are required of the Borrower under Section 5.08 of the Indenture and to otherwise comply with requirements of Section 5.08 of the Indenture applicable to the Borrower. The obligation of the Borrower to make such payments shall remain in effect and be binding upon the Borrower notwithstanding the release and discharge of the Indenture.


                             (End of Article III)

                                  ARTICLE IV

                 LOAN BY ISSUER; LOAN PAYMENTS;OTHER PAYMENTS

          Section 4.1  Loan by Issuer. Upon the terms and conditions of this
                       --------------
Agreement, the Issuer will make the Loan to the Borrower on the Series Issue Date in a principal amount equal to the aggregate principal amount of the Bonds. The Loan shall be deemed fully advanced upon deposit of the proceeds of the Bonds (net of any bond discount) in the Project Fund pursuant to Section 3.3.

          Section 4.2  Loan Payments. In consideration of and in repayment of
                       -------------
the Loan, the Borrower shall make, as Loan Payments, payments which correspond, as to amounts and due dates, to the Bond Service on the Bonds. Amounts received upon a drawing by the Trustee under the Letter of Credit for the payment of Bond Service shall be credited against the Loan Payments otherwise payable by the Borrower corresponding to such Bond Service; provided that the Bank has been fully reimbursed for such drawing by the Borrower.

          It is the intention of the Issuer and the Borrower that, notwithstanding any other provision of this Agreement, the Trustee, as assignee of the Issuer, shall receive funds from or on behalf of the Borrower (taking into account such credits for amounts drawn on the Letter of Credit) in such amounts and at such times as will enable the Issuer to pay when due all of its Bond Service on the Bonds and any obligations arising under Section 4.3 and any such obligations surviving the payment of the Bonds.

          All Loan Payments shall be payable in lawful money of the United States of America and shall be made by, or on behalf of the Borrower, to the Trustee at its Principal Office for the account of the Issuer and deposited in the General Account of the Bond Fund created by the Indenture. Such Loan Payments shall be applied as provided in the Indenture.

          The Borrower shall be entitled to credits against the Loan Payments as and to the extent provided in Subsection 5.04(f) of the Indenture.

          Section 4.3  Purchase Payments. To the extent that moneys on deposit
                       -----------------
in the Remarketing Proceeds Purchase Account or the Letter of Credit Purchase Account established under the Indenture are insufficient to pay the full purchase price of Bonds payable pursuant to Sections 4.01 and 4.02 of the Indenture on the applicable Purchase Date, the Borrower shall also pay to the Trustee as Purchase Payments for deposit in the Borrower Purchase Account established under the Indenture amounts sufficient to cover the shortfalls.

          Section 4.4  Additional Payments. The Borrower shall pay as Additional
                       -------------------
Payments hereunder: (a) to the Issuer, the Issuer's Fee on the Series Issue Date and any and all costs and expenses (including reasonable legal fees and expenses) incurred or to be paid by the Issuer in connection with the issuance and delivery of the Bonds or otherwise related to actions taken by the Issuer under this Agreement or the Indenture or any amendment thereof, supplement thereto or waiver or consent thereunder, including without limitation, any annual charge made by a Rating Service to maintain a rating on the Bonds; (b) to the Remarketing Agent, the fees and expenses of the Remarketing Agent under the Indenture and the Remarketing Agreement for services rendered in connection with the Bonds; (c) to the Trustee, the reasonable fees, charges and expenses of the Trustee and its agents for acting as such under the Indenture; and (d) all other reasonable fees and expenses incurred in connection with the issuance of the Bonds.

          Section 4.5  Obligations Unconditional. The obligations of the
                       -------------------------
Borrower to make Loan Payments, Purchase Payments, Additional Payments and any payments required under Section 3.8 shall be absolute and unconditional, and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including without limitation any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee, the Remarketing Agent, the Bank or any other Person, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required of the Borrower hereunder will be paid in full when due without any delay or diminution whatsoever. Loan Payments and Purchase Payments required to be paid by or on behalf of the Borrower hereunder shall be received by the Issuer or the Trustee as net sums and the Borrower agrees to pay or cause to be paid all charges against or which might diminish such net sums.

          Section 4.6  Assignment of Issuer's Rights. To secure the payment of,
                       -----------------------------
first, the Bond Service, and second, the Borrower's obligations under the
-----                        ------
Reimbursement Agreement, the Issuer shall pledge and assign to the Trustee all the Issuer's rights in, to and under this Agreement (except for the Unassigned Issuer's Rights), the Revenues and the other property comprising the Trust Estate. The Borrower consents to such pledge and assignment and agrees to make or cause to be made Loan Payments and Purchase Payments directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Trustee. Whenever the Borrower is required to obtain the consent of the Issuer hereunder, the Borrower shall also obtain the consent of the Trustee; provided that, except as otherwise expressly stipulated herein or in the Indenture, the Borrower shall not be required to obtain the Trustee's consent with respect to the Unassigned Issuer's Rights.

          Section 4.7  Letter of Credit. Concurrently with the initial delivery
                       ----------------
of the Bonds pursuant to Section 2.01 of the Indenture, the Borrower shall cause the initial Letter of Credit to be issued by the Bank pursuant to the Reimbursement Agreement, which Letter of Credit (1) shall be substantially in the same form as the exhibit attached to the Reimbursement Agreement; (2) shall be dated the date of delivery of the Bonds; and (3) shall authorize the Trustee to draw on the Bank, subject to the terms and conditions thereof, up to (a) an amount equal to the principal amount of the Bonds (i) to enable the Trustee to pay the principal amount of the Bonds when due at maturity or upon redemption or acceleration and (ii) to enable the Trustee to pay the portion of the purchase price of Bonds tendered to it for purchase and not remarketed corresponding to the principal amount of such Bonds, plus (b) an amount equal to 50 days interest on the Bonds at the Maximum Rate with respect to the Weekly Rate (i) to enable the Trustee to pay interest on the Bonds when due and (ii) to enable the Trustee to pay the portion of the purchase price of Bonds tendered to it for purchase and not remarketed corresponding to the accrued interest on such Bonds. The Letter of Credit may be extended, amended or replaced by an Alternate Letter of Credit or other credit enhancement complying with the provisions of Sections
2.05 and 5.09 of the Indenture.

          It is anticipated that all payments of principal of and interest on the Bonds, and all payments of purchase price of the Bonds payable upon optional or mandatory tender for purchase for the payment of which remarketing proceeds are not available pursuant to Article IV of the Indenture, will be funded from draws on the Letter of Credit.

          The Borrower shall take whatever action may be necessary to maintain the Letter of Credit in full force and effect during the period required by the Indenture, including the payment of any transfer fees required by the Bank upon any transfer of the Letter of Credit to any successor Trustee.


                              (End of Article IV)

                                   ARTICLE V

                       ADDITIONAL COVENANTS OF BORROWER

          Section 5.1  Maintenance of Existence. If the Borrower is a
                       ------------------------
corporation, partnership, limited liability company or other entity, the Borrower shall do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and qualification to do business in the Commonwealth of Pennsylvania and shall not (a) dissolve or otherwise sell, transfer or dispose of all, or substantially all, of its assets or (b) consolidate with or merge into any other entity; provided that, subject to the provisions of Sections 5.11 and 5.12, the preceding restrictions shall not apply to a transaction to which the Issuer and the Bank consent in writing if the transferee or the surviving or resulting entity, if other than the Borrower, by written instrument satisfactory to the Trustee, irrevocably and unconditionally assumes and agrees to perform and observe the agreements and obligations of the Borrower under this Agreement and the provisions of Section 8.9 are satisfied.

          Section 5.2  Compliance with Laws; Commencement and Continuation of
                       ------------------------------------------------------
Operations at Project; No Sale, Removal or Demolition of Project. The Borrower
----------------------------------------------------------------
will acquire, construct, install, operate and maintain the Project in such manner as to comply with the Act and all applicable requirements of federal, state and local laws and the regulations, rules and orders of any federal, state or local agency, board, commission or court having jurisdiction over the Project or the operation thereof, including without limitation applicable zoning, planning, building and environmental laws, regulations, rules and orders; provided that the Borrower shall be deemed in compliance with this Section so long as it is contesting in good faith any such requirement by appropriate legal proceedings. The Borrower (or its lessee) shall commence operations at the Project within three years from the Series Issue Date and shall continue such operations throughout the term of this Agreement. The Borrower shall not sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) its interest in the Project or any material portion thereof (other than as permitted by Section 5.1 and other than leases permitted under Section 5.4) or undertake or permit the demolition or removal of the Project or any material portion thereof without (i) the prior written consent of the Issuer and
(ii) delivery to the Trustee of an opinion of Bond Counsel to the effect that such sale, assignment or other disposal does not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes; provided that the Borrower shall be permitted to sell, transfer, assign or otherwise dispose of or remove any portion of the Project which is retired or replaced in the ordinary course of business.

          Section 5.3  Right of Inspection. Subject to reasonable security and
                       -------------------
safety regulations and upon reasonable notice, the Issuer and the Trustee, and their respective agents, shall have the right during normal business hours to inspect the Project.

          Section 5.4  Lease by Borrower. The Borrower may, subject to the
                       -----------------
provisions of Sections 5.11 and 5.12, lease the Project, in whole or in part, to one or more other Persons, provided that:

               (a) No such lease shall relieve the Borrower from its obligations under this Agreement, the Reimbursement Agreement or the Remarketing Agreement;

               (b) In connection with any such lease the Borrower shall retain such rights and interests as will permit it to comply with its obligations under this Agreement, the Reimbursement Agreement and the Remarketing Agreement;

               (c) No such lease shall impair materially the accomplishment of the purposes of the Act to be accomplished by operation of the Project as herein provided;

               (d) Any such lease shall require the lessee to operate the Project as a "project" under the Act as long as the Bonds are outstanding;

               (e) In the case of a lease to a new lessee or an assignment of an existing lease to a new lessee of substantially all of the Project, such new lessee shall have been approved by the Issuer (such approval not to be unreasonably withheld); and

               (f) The lessees under any such leases, including any leases in force on the Series Issue Date, shall be subject to the applicable terms and conditions of Section 5.12.

       Section 5.5  Financial Statements; Books and Records. The Borrower
                    ---------------------------------------
shall prepare or have prepared such financial statements and reports in such form as are required by the Bank or as otherwise shall be in accordance with generally accepted accounting principles, and shall keep true and proper books of records and accounts in which full and correct entries are made of all its business transactions. Copies of such financial statements and reports shall be provided to the Issuer and the Trustee promptly upon request, and such books of records and accounts shall be made available for inspection during normal business hours upon request by the Issuer, the Trustee and their respective agents.

       Section 5.6  Taxes, Other Governmental Charges and Utility Charges.
                    -----------------------------------------------------
The Borrower shall pay, or cause to be paid before the same become delinquent, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project, including any equipment or related property installed or brought by the Borrower therein or thereon, and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project. With respect to special assessments or other governmental charges that lawfully may be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the term hereof. The Borrower may, at its expense, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, unless the Issuer or the Trustee shall notify the Borrower that, in the opinion of counsel selected by the Issuer or the Trustee, by nonpayment of any such items the Project or any part thereof will be subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid promptly. The Borrower shall also comply at its own cost and expense with all notices received from public authorities with respect to the Project.

       Section 5.7  Insurance. The Borrower shall at its own cost and
                    ---------
expense obtain or cause to be obtained insurance policies against such risks, and in such amounts, as are customarily insured against by entities owning facilities of like size and type to the Project, paying, as the same become due and payable, all premiums in respect thereof.

          Section 5.8  Damage to or Condemnation of Project. In the event of
                       ------------------------------------
damage, destruction or condemnation of part or all of the Project, the Borrower shall either: (i) restore the Project or (ii) if permitted by the terms of the Bonds, direct the Issuer to call the Bonds for redemption as set forth in
Section 6.2. Damage to, destruction of or condemnation of all or a portion of the Project shall not terminate this Agreement or cause any abatement of or reduction in the payments to be made by the Borrower under this Agreement.

          Section 5.9  Litigation Notice. The Borrower shall give the Trustee,
                       -----------------
the Remarketing Agent and the Bank prompt notice of any action, suit or proceeding pending or threatened against it at law or in equity, or before any governmental instrumentality or agency, which, if adversely determined, would materially impair the right of the Borrower to carry on the business which is contemplated in connection with the Project or would materially and adversely affect its business, operations, properties, assets or condition.

          Section 5.10 Indemnification. The Borrower will indemnify and hold
                       ---------------
harmless the Issuer and each member, director, officer, employee, attorney and agent of the Issuer for and against any and all claims, losses, damages or liabilities (including the costs and expenses of defending against any such claims) to which the Issuer or any member, director, officer, employee or agent of the Issuer may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise directly or indirectly out of
(a) any loss or damage to property or injury to or death of or loss by any Person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project; (b) any breach or default on the part of the Borrower in the performance of any covenant or agreement of the Borrower under any of the Borrower's Agreements or any related document, or arising from any act or failure to act by the Borrower or any of its agents, contractors, servants, employees or licensees; (c) the authorization, issuance and sale of the Bonds, or the provision of any information or certification furnished in connection therewith concerning the Bonds, the Project or the Borrower (including, without limitation, any information furnished by the Borrower for inclusion in any certification made by the Issuer or for inclusion in, or as a basis for preparation of, the information statements furnished by the Issuer and any information or certification obtained from the Borrower) to assure the exclusion of the interest on the Bonds from the gross income of the Holders for federal income tax purposes; (d) the Borrower's failure to comply with any requirements of this Agreement pertaining to compliance with the Code to assure such exclusion of the interest or the provisions set forth in Sections 5.11 and 5.12; (e) any failure by the Borrower to comply with the provisions of the Act; and (f) any claim, action or proceeding brought with respect to any matter set forth in clause (a),
(b), (c), (d) or (e) above.

          The Borrower will indemnify and hold the Trustee and its directors, officers, agents and employees harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses (including out-of-pocket, incidental expenses, legal fees and expenses, and the allocated costs and expenses of in-house counsel and legal staff) that may be imposed on, incurred by, or asserted against, the Trustee and its directors, officers, agents and employees or any of them for following any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Agreement, the Indenture, the Bonds and the Letter of Credit. In addition to and not in limitation of the immediately preceding sentence, the Borrower will indemnify and hold the Trustee and its directors, officers, agents and employees and each of them harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses (including out-of-pocket, incidental expenses, legal fees and expenses, and the allocated costs and expenses of in-house counsel and legal staff) that may be imposed on, incurred by, or asserted against the Trustee and its directors, officers, agents and employees or any of them in connection with or arising out of the Trustee's performance under this Agreement, the Indenture, the Bonds and the Letter of Credit; provided the Trustee has not acted with gross negligence or engaged in willful misconduct. The provisions of this paragraph shall survive the termination of this Agreement and the Indenture and the resignation or removal of the Trustee for any reason.

          The Borrower will indemnify and hold harmless the Remarketing Agent for and against all liabilities, claims, costs and expenses incurred without gross negligence or bad faith on the part of the Remarketing Agent on account of any action taken or omitted to be taken by the Remarketing Agent in accordance with the terms of this Agreement, the Bonds, the Reimbursement Agreement, the Letter of Credit, the Remarketing Agreement or the Indenture or any action taken at the request of or with the consent of the Borrower, including the costs and expenses incurred by the Remarketing Agent in defending itself against any such claims.

          In case any action or proceeding is brought against the Issuer, the Remarketing Agent or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the Borrower, and the Borrower upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided that failure of a party to give that notice shall not relieve the Borrower from any of its obligations under this Section unless (and then only to the extent) that failure prejudices the defense of the action or proceeding by the Borrower. At its own expense, an indemnified party may employ separate counsel and participate in the defense. The Borrower shall not be liable for any settlement made without its consent, which shall not be unreasonably withheld. The Borrower shall not settle any claim or action affecting the Issuer, the Trustee or the Remarketing Agent without the consent of the Issuer, the Trustee or the Remarketing Agent, as applicable, which consent shall not be unreasonably withheld.

          The indemnification set forth above is intended to and shall (i) include the indemnification of all affected directors, officers, agents and employees of the Issuer, the Remarketing Agent and the Trustee, respectively, and (ii) be enforceable by the Issuer, the Remarketing Agent and the Trustee, respectively, to the full extent permitted by law.

          Section 5.11  Tax Covenants of Borrower and Issuer. The Borrower
                        ------------------------------------
covenants and represents that it will at all times do and perform all acts and things necessary or desirable and within its reasonable control in order to assure that interest paid on the Bonds shall not be includable in the gross income of any Holder for federal income tax purposes, unless such Holder is a "substantial user" of the Project or a "related person" of such a user within the meaning of Section 147(a) of the Code. The Borrower also covenants and represents that it shall not take or omit to take, or permit to be taken on its behalf, any actions which, if taken or omitted, would adversely affect the excludability from the gross income of the Holders of interest paid on the Bonds for federal income tax purposes. The Issuer and the Borrower mutually covenant for the benefit of the Holders that they will not use the proceeds of the Bonds, any moneys derived, directly or indirectly, from the use or investment thereof or any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources) in a manner which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code or would otherwise violate Section 6.08 of the Indenture.

          Section 5.12   Further Tax Covenants of Borrower. The Borrower further
                         ---------------------------------
represents and covenants as follows:

                    (a)  Action to Maintain Tax-Exempt Status. The Borrower will
                         ------------------------------------
take such actions as shall be necessary or desirable, from time to time and within its reasonable control, to cause all of the representations and warranties in this Section to remain true and correct during such periods as shall be necessary to maintain at all times the exclusion of interest paid on the Bonds from the gross income of the Holders for federal income tax purposes (other than a Holder who is a "substantial user" of the Project or a "related person" as those terms are used in Section 147(a) of the Code), pursuant to the requirements of the Code.

                    (b)  Operation as Manufacturing Facility. Until payment in
                         -----------------------------------
full of the Bonds, the Borrower shall operate the Project as a "manufacturing facility" within the meaning of Section 144(a)(12)(C) of the Code. Without limiting the generality of the foregoing definition, a "manufacturing facility" is, generally, any facility which is used in the manufacturing or production of tangible personal property, including processing resulting in a change of condition of such property. The Borrower shall use no more than 25% of the net proceeds of the Bonds to provide on-site facilities which are directly related and ancillary to the manufacturing facility, including temporary warehousing of raw materials and finished product, office facilities and product development facilities.

                    (c)  Ninety-five Percent Capital Costs Test. The Borrower
                         --------------------------------------
shall spend not less than 95% of the net proceeds of the Bonds for capital costs of the manufacturing facility being financed. Capital costs are defined as costs of land or property of a character subject to allowance for depreciation under
Section 167 of the Code and do not include inventory or working capital.

                    (d)  Land Acquisition Limitation. The Borrower will not use,
                         ---------------------------
directly or indirectly, 25% or more of the net proceeds of the Bonds for the acquisition of land or an interest therein.

                    (e)  Existing Facility and Rehabilitation Limitations. The
                         ------------------------------------------------
Borrower will not use any proceeds of the Bonds to acquire any property of which the Borrower would not be the first user, except as permitted by the next sentence. If any proceeds of the Bonds are used to acquire (i) an existing building, (ii) an existing building and equipment thereof, (iii) an existing structure (other than a building), or (iv) an existing structure and equipment thereof, then the Borrower will, within two years of the later of the Series Issue Date or the date the Borrower acquires such building or structure, incur Rehabilitation Expenditures in an amount at least equal to (x) 15% of the portion of the cost of acquiring all existing buildings and equipment thereof which is financed with net proceeds of the Bonds, plus (y) 100% of the portion of the cost of acquiring all existing structures (other than a building) and equipment thereof which is financed with net proceeds of the Bonds.

                    (f)  Limitation on Financing Certain Facilities. The
                         ------------------------------------------
Borrower will not use more than 25% of the net proceeds of the Bonds to provide any portion of the Project the primary purpose of which is to provide retail food or beverage services (exclusive of grocery stores), automobile sales or services, or the provision of recreation or entertainment.

                    (g)  Prohibition on Financing Certain Facilities. The
                         -------------------------------------------
Borrower will not use any proceeds of the Bonds to provide any portion of the Project to be used for a private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack. The Borrower will not use any proceeds of the Bonds to provide any airplane, any sky box or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

                    (h)  $10,000,000 Limitation. Neither the Borrower, any other
                         ----------------------
Principal User of the portion of the Project financed with Bond proceeds nor any Related Person with respect to the Borrower or any such Principal User of the Project will, during the six-year period beginning three years before the Series Issue Date, pay or incur any capital expenditures, or become a Principal User of a facility with respect to which capital expenditures have been made in such period, if --

                         (i) The capital expenditures are financed other than with the proceeds of the Bonds;

                         (ii) The facility with respect to which the capital expenditures are paid or incurred is the Project or is located in the city, borough, town, township or other incorporated municipality in which the Project is located; and

                         (iii) The amount of the capital expenditures, when added to the face amount of the Bonds and any other prior tax-exempt obligations outstanding on the Series Issue Date subject to aggregation with the Bonds under the Code, would exceed $10,000,000.

Neither the Borrower, any other Principal User of the portion of the Project financed with Bond proceeds nor any Related Person with respect to the Borrower or any such Principal User of the Project will, during the Test Period in respect of the Bonds, merge with, acquire more than 50% of the stock of or otherwise become a Related Person to another entity so as to cause the foregoing $10,000,000 limitation to be violated when the capital expenditures and prior tax-exempt obligations with respect to such entity and all Related Persons with respect to such entity are taken into account.

                    (i)  $40,000,000 Limitation on Acquisition of Other
                         ----------------------------------------------
Property, Mergers and Leases. If the taxability condition described below is
----------------------------
present, then neither Borrower, any other Principal User of the portion of the Project financed with Bond proceeds nor any Related Person with respect to the Borrower or any such Principal User of the Project will, during the Test Period in respect of the Bonds, either (i) be or become a Principal User of a facility financed with tax-exempt bonds issued prior to the Series Issue Date (a "prior issue") or (ii) merge with or become a Related Person with respect to a Principal User of a facility financed by a prior issue. The taxability condition that, if present, shall prevent the Borrower, any other Principal User of the portion of the Project financed with Bond proceeds and any Related Person with respect to the Borrower or any such Principal User of the Project from entering into the foregoing transactions during the Test Period, is that the prior issue is either Exempt Facility Bonds, an issue of qualified redevelopment bonds (as defined in Section 144(c) of the Code) or Small Issue Bonds, the Test Period for the prior issue has not expired as of the Series Issue Date, and the portion of the prior issue allocable under the Code to the Borrower (and all Related Persons with respect to the Borrower) or any other Principal User of the portion of the Project financed with Bond proceeds (and all Related Persons with respect to such Principal User), when added to the outstanding amount of the Bonds and any other prior tax-exempt financing allocable under the Code to the Borrower (and such Related Persons) or such Principal User (and such Related Persons), as the case may be, would exceed $40,000,000.

               (j)  Lease of Project. In connection with any lease or grant by
                    ----------------
the Borrower of the use of the portion of the Project financed with Bond proceeds, the Borrower will require that the lessee or user of any portion of the Project and all Related Persons with respect to such lessee or user will not violate the covenants set forth herein.

               (k)  Bond Maturity Limitation. The average reasonably expected
                    ------------------------
economic life of the property financed with the proceeds of the Bonds, disregarding land, will be at least 84% of the average maturity of the Bonds, as determined pursuant to Section 147(b) of the Code.

               (l)  Aggregation of Issues with Respect to Single Project. The
                    ----------------------------------------------------
portion of the Project financed with Bond proceeds does not and will not comprise a part of a single building, an enclosed shopping mall or a strip of offices, stores or warehouses using substantial common facilities, any portion of which has been financed through any other tax-exempt issue.

               (m)  Arbitrage Rebate. As required by Section 3.8, the Borrower
                    ----------------
will pay to or for the account of the Issuer all amounts needed to comply with the requirements of Section 148 of the Code, concerning arbitrage bonds, including Section 148(f), which requires generally a rebate payment to the United States of America of arbitrage profit from investment of the proceeds of the Bonds in obligations other than tax-exempt obligations. The obligation of the Borrower to make such payments is unconditional and is not limited to funds representing the proceeds of the Bonds or income from the investment thereof or any other particular source.

               (n)  Nonpurpose Investments. After the expiration of any
                    ----------------------
applicable temporary period under Section 148(c) of the Code, (i) at no time during any bond year will the aggregate amount of gross proceeds of the Bonds invested in nonpurpose investments with a yield higher than the yield on the Bonds exceed 150% of the debt service on the Bonds for such bond year, and the aggregate amount of gross proceeds of the Bonds invested in nonpurpose investments with a yield higher than the yield on the Bonds, if any, will be promptly and appropriately reduced as the amount of outstanding Bonds is reduced, provided that the foregoing shall not require the sale or disposition of any investments in nonpurpose investments if such sale or disposition would result in a loss which exceeds the amount which would be paid to the United States pursuant to Section 5.08 of the Indenture (but for such sale or disposition) at the time of such sale or disposition if a payment under Section
5.08 of the Indenture were due at such time and (ii) not more than the lesser of 5% of the proceeds of the Bonds or $100,000 (in addition to the amounts allowed under Sections 148(c) and (d) of the Code and subject to the yield adjustment provisions of Treasury Regulations ss.1.148-5(C)) of the proceeds of the Bonds will be invested in higher yielding investments.

               At no time will any funds constituting gross proceeds of the Bonds be used to acquire investments at other than fair market value within the meaning of the applicable Treasury Regulations pertaining to, or in any other fashion as would constitute failure of compliance with, Section 148 of the Code. Investments or deposits in certificates of deposit or pursuant to investment contracts shall not be made without compliance, at or prior to such investment or deposit, with the requirements of Treasury Regulations Section 1.148-5(d)(6)(ii) and (iii), respectively, or with any successor provisions thereto.

               Theterms "bond year", "proceeds", "gross proceeds", "nonpurpose investments", "yield", "higher yielding investments" and "debt service" have the meanings assigned to them for purposes of Section 148 of the Code.

               (o)    No Higher Yield Collateral to Bank. In no event will the
                      ----------------------------------
Borrower provide collateral to the Bank which bears a yield higher than the yield on the Bonds within the meaning of Section 148 of the Code and any lawful regulations promulgated thereunder, except upon receipt by the Borrower of an opinion of Bond Counsel to the effect that the pledge of such collateral shall not cause the interest on the Bonds to be included in the gross income of the Holders for federal income tax purposes; provided that no such yield restriction or opinion is required with respect to the pledge of any collateral that consists of obligations, the interest on which is excluded from the gross income of the holders thereof for federal income tax purposes.

               (p)    No Same Issue Bonds. Neither the Borrower nor any other
                      -------------------
Principal User of the portion of the Project financed with Bond proceeds nor any Related Person has participated, or will participate, in the offering for sale or sale of any issue of Exempt Facility Bonds, Small Issue Bonds or qualified redevelopment bonds (as defined in Section 144(b) of the Code), which are or will be required to be aggregated with the Bonds as part of the "same issue" within the meaning of Section 144(a)(6) of the Code.

        Section 5.13  No Control of Bank. The Bank does not control,
                      ------------------
either directly or indirectly through one or more intermediaries, the Borrower. Likewise, the Borrower does not control, either directly or indirectly, through one or more intermediaries, the Bank. "Control" for this purpose has the meaning given to such term in Section 2(a)(9) of the Investment Company Act of 1940, as amended and as interpreted by the Securities and Exchange Commission. (Under
Section 2(a)(9), "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any Person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. Any Person who does not own more than 25% of the voting securities of any company shall be presumed not to control such company.) The Borrower will provide written notice to the Trustee and the Remarketing Agent 30 days prior to consummation of any transaction that would result in the Borrower controlling or being controlled by the Bank.

        Section 5.14  Annual Certificate. The Borrower will furnish to
                      ------------------
the Issuer and to the Trustee within 120 days after the close of each fiscal year of the Borrower, a certificate of the Borrower signed by the Authorized Representative of the Borrower stating that the Borrower has made a review of its activities during such fiscal year for the purpose of determining whether or not the Borrower has complied with all of the terms, provisions and conditions of this Agreement and the Borrower has kept, observed, performed and fulfilled each and every covenant, provision and condition of this Agreement on its part to be performed, and is not in default in the performance or observance of any of the terms, covenants, provisions or conditions hereof, or if the Borrower shall be in default such certificate shall specify all such defaults and the nature thereof.

        Section 5.15  Nondiscrimination.  The Borrower hereby accepts and agrees
                      -----------------
to be bound by the nondiscrimination clause set forth in Exhibit D attached hereto.

                              (End of Article V)

                                  ARTICLE VI

                              REDEMPTION OF BONDS

          Section 6.1  Optional Redemption. Provided no Event of Default shall
                       -------------------
have occurred and be subsisting, at any time and from time to time, the Borrower may deliver or cause to be delivered Loan Payments to the Trustee in addition to the scheduled Loan Payments required to be made under Section 4.2 and direct the Trustee to use the Loan Payments so delivered for the purpose of calling Bonds for optional redemption in accordance with the applicable provisions of the Indenture and redeeming such Bonds at the redemption price stated in the Indenture. Such Loan Payments shall be held and applied as provided in Section
5.04 of the Indenture and delivery thereof shall not operate to abate or postpone Loan Payments otherwise becoming due or to alter or suspend any other obligations of the Borrower under this Agreement. Whenever the Bonds are subject to optional redemption pursuant to the Indenture, the Issuer will, but only upon direction of the Borrower, direct the Trustee to call the same for redemption as provided in the Indenture.

          Section 6.2  Extraordinary Optional Redemption. The Borrower shall
                       ---------------------------------
have, subject to the conditions hereinafter imposed, the option to direct the redemption of the Bonds in accordance with the applicable provisions of the Indenture upon the occurrence of any of the following events:

                 (a) The Project shall have been damaged or destroyed to such an extent that (1) it cannot reasonably be expected by the Borrower to be restored, within a period of six months, to the condition thereof immediately preceding such damage or destruction or (2) its normal use and operation is reasonably expected by the Borrower to be prevented for a period of six consecutive months.

                 (b) Title to, or the temporary use of, all or a significant part of the Project shall have been taken under the exercise of the power of eminent domain (1) to such extent that the Project cannot reasonably be expected by the Borrower to be restored within a period of six months to a condition of usefulness comparable to that existing prior to the taking or (2) as a result of the taking, normal use and operation of the Project is reasonably expected by the Borrower to be prevented for a period of six consecutive months.

                 (c) As a result of any changes in state or federal laws or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer or the Borrower in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement, or if unreasonable burden or excessive liability shall have been imposed with respect to the Project or the operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement other than ad valorem taxes presently generally levied upon privately owned property used for the same general purpose as the Project.

          (d) Changes in the economic availability of raw materials, operating supplies, energy sources or supplies, or facilities (including, but not limited to, facilities in connection with the disposal of industrial wastes) necessary for the operation of the Project shall have occurred or technological or other changes shall have occurred which the Borrower cannot reasonably overcome or control and which in the Borrower's reasonable judgment render the Project uneconomic.

     To exercise such option, the Borrower shall, within 90 days following the event giving rise to the exercise of that option, or at any time during the continuation of the condition referred to in clause (d) above, give written notice to the Issuer and the Trustee specifying the date on which the Borrower will deliver the funds required for such redemption, which date shall be not more than 90 days from the date such notice is mailed and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

     The amount payable by the Borrower in the event of its exercise of the option granted in this Section shall be the sum of (i) an amount of money which, when added to the moneys and investments held to the credit of the Bond Fund, will be sufficient pursuant to Section 5.04 and Article X of the Indenture to pay, or provide for the payment of, the redemption price of Bonds on the redemption date and to fully reimburse the Bank with respect to all drawings on the Letter of Credit, such amount to be paid to the Trustee, plus (ii) an amount of money equal to the Additional Payments accrued and to accrue until actual final payment and redemption of the Bonds, such amount or applicable portions thereof to be paid to the Trustee or to the Persons to whom those Additional Payments are or will be due. The requirement of clause (ii) above with respect to Additional Payments to accrue may be met if provisions satisfactory to the Trustee and the Issuer are made for paying those amounts as they accrue.

     Section 6.3 Mandatory Redemption. The Borrower shall deliver or cause to be
                 --------------------
delivered to the Trustee the moneys needed to redeem the Bonds in accordance with the mandatory redemption provisions set forth in the Bonds and the Indenture and to fully reimburse the Bank with respect to all drawings on the Letter of Credit with respect thereto. Whenever the Bonds are subject to mandatory redemption pursuant to the Indenture, the Borrower will cooperate with the Issuer and the Trustee in effecting such redemption.

     Section 6.4 Actions by Issuer. At the request of the Borrower or the
                 -----------------
Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article.

                              (End of Article VI)

                                  ARTICLE VII

                        EVENTS OF DEFAULT AND REMEDIES

     Section 7.1 Events of Default. Each of the following shall be an Event of
                 -----------------
Default:

          (a) Failure by the Borrower to make or cause to be made any Loan Payment or Purchase Payment on or prior to the date on which such payment is due and payable;

          (b) Failure by the Borrower to observe and perform any other agreement, term or condition contained in this Agreement and continuation of such failure for a period of 30 days after notice thereof shall have been given to the Borrower by the Issuer or the Trustee, or for such longer period as the Issuer and the Trustee may agree to in writing; provided that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, such failure shall not constitute an Event of Default so long as the Borrower institutes curative action within the applicable period and diligently pursues such action to completion;

          (c) The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, or (ii) admit in writing its inability to pay its debts generally as they become due, or (iii) make a general assignment for the benefit of creditors, or (iv) be adjudicated a bankrupt or insolvent, or (v) commence a voluntary case under the United States Bankruptcy Code, or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief, or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) have instituted against it, without the application, approval or consent of the Borrower, a proceeding in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Borrower an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) remain unvacated, undismissed and undischarged for a period of 60 days;

          (d) Any representation or warranty made by the Borrower herein or any statement in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or with the purchase of the Bonds shall at any time prove to have been false or misleading in any material respect when made or given;

          (e) For any reason the Bonds are declared due and payable by acceleration in accordance with Section 7.03 of the Indenture;

          (f) The Trustee receives written notice from the Bank (i) stating that an Event of Default as defined in the Reimbursement Agreement has occurred and is continuing and (ii) directing the Trustee to call the Bonds for mandatory purchase (if the Bonds are in the Weekly Mode) or to declare the principal of the outstanding Bonds immediately due and payable; or

          (g) The Trustee receives notice from the Bank prior to the tenth calendar day following payment of a drawing under the Letter of Credit for interest on Bonds which remain outstanding after the application of the proceeds of such drawing, stating that the Letter of Credit will not be reinstated with respect to such interest.

     The declaration of an Event of Default under paragraph (c) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

     Section 7.2 Remedies on Default.
                 -------------------

          (a) Whenever an Event of Default shall have happened and be subsisting, any one or more of the following remedial steps may be taken:

                 (i) If acceleration of the principal amount of the Bonds has been declared pursuant to Section 7.03 of the Indenture, the Trustee shall declare all Loan Payments to be immediately due and payable, whereupon the same shall become immediately due and payable; and

                 (ii) The Issuer or the Trustee may pursue any and all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement or the Letter of Credit or to enforce the performance and observance of any other obligation or agreement of the Borrower under this Agreement.

          (b) The Borrower covenants that, in case it shall fail to pay or cause to be paid any Loan Payments or Purchase Payments as and when the same shall become due and payable whether at maturity, upon redemption prior to maturity or by acceleration or otherwise, then, upon demand of the Trustee, the Borrower will pay to the Trustee the whole amount that then shall have become due and payable hereunder; and, in addition thereto, such further amounts as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee and its agents, and any expenses or liabilities incurred by the Issuer or the Trustee (including reasonable legal fees and expenses). In case the Borrower shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid.

          (c) In case there shall be pending proceedings for the bankruptcy or reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the benefit of the creditors or the property of the Borrower, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount due hereunder, including interest owing and unpaid in respect thereof, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Issuer or the Trustee, and to pay to the Issuer or the Trustee any amount due it for compensation and expenses, including counsel fees and expenses incurred by it up to the date of such distribution.

     Notwithstanding the foregoing, the Trustee shall not be obligated to take any step which in its opinion will or might cause it to expend money or otherwise incur liability unless and until a satisfactory indemnity bond or other indemnity satisfactory to it has been furnished to the Trustee at no cost or expense to the Trustee. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Bond Service collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in
Article X of the Indenture for transfers of remaining amounts in the Bond Fund.

     The provisions of this Section are subject to the further limitation that the annulment by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to Subsection 7.2(a)(i); provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

     Section 7.3 Remedies Not Exclusive. No remedy conferred upon or reserved to
                 ----------------------
the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Letter of Credit, or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

     Section 7.4 Payment of Legal Fees and Expenses. If an Event of Default
                 ----------------------------------
should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees and expenses, in connection with the enforcement of this Agreement or the Letter of Credit or the collection of sums due thereunder, the Borrower shall reimburse the Issuer and the Trustee, as applicable, for the expenses so incurred, upon demand.

     Section 7.5 No Waiver. No failure by the Issuer or the Trustee to insist
                 ---------
upon the strict performance by the Borrower of any provision hereof shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Borrower to observe or comply with any provision hereof.

     The Issuer and the Trustee may waive any Event of Default hereunder only with the prior written consent of the Bank.

     Section 7.6 Notice of Default. The Borrower shall notify the Trustee, the
                 -----------------
Issuer and the Bank in writing immediately if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

                             (End of Article VII)

                                 ARTICLE VIII

                                 MISCELLANEOUS

      Section 8.1 Term of Agreement. This Agreement shall be and remain in full
                  -----------------
force and effect from the Series Issue Date until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture, the Indenture shall have been released pursuant to Section 10.01 thereof, and all other sums payable by the Borrower under this Agreement and the Reimbursement Agreement shall have been paid, except for obligations of the Borrower under Section 5.10, which shall survive any termination of this Agreement.

      Section 8.2 Notices. All notices, certificates, requests or other
                  -------
communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, or hand delivered or sent by express delivery service or telecopy (with transmission confirmed) and addressed as follows:

      If to the Borrower:     Innovative Solutions and Support, LLC
                              420 Lapp Road
                              Malvern, PA 19355
                              Attention: Mr. Roger Mitchell
                              Telephone: (610) 651-5570
                              Telecopier: (610) 651-5506

      If to the Issuer:       Chester County Industrial Development Authority
                              750 North Pottstown Pike
                              Exton, PA 19341
                              Attention: Mr. Gary Smith
                              Telephone: (610) 363-6110
                              Telecopier: (610) 363-2160

      If to the Trustee:      Chase Manhattan Trust Company, National
                              Association, Trustee
                              1650 Market Street, 52nd Floor
                              Philadelphia, PA 19103
                              Attention: Capital Markets Fiduciary Services
                              Telephone: (215) 988-1327
                              Telecopier: (215) 972-1685

      If to the Remarketing
      Agent:                  PNC Capital Markets, Inc.
                              249 Fifth Avenue
                              Pittsburgh, PA 15222-2707
                              Attention: Sales Department
                              Telephone: (412) 762-4287
                              Telecopier: (412) 762-9124

        If to the Bank:       PNC Bank, National Association
                              1000 Westlakes Drive, Suite 2000
                              Berwyn, PA 19312
                              Attention: Mr. Mark D. Lavelle
                              Telephone: (610) 725-5775
                              Telecopier: (610) 725-5799

The Borrower, the Issuer, the Trustee, the Bank and the Remarketing Agent, by notice given hereunder to the Persons listed above, may designate any further or different addresses or telecopier numbers to which subsequent notices, certificates, requests or other communications shall be sent.

     Section 8.3 Limitation of Liability; No Personal Liability. In the exercise
                 ----------------------------------------------
of the powers of the Issuer, the Trustee or the Remarketing Agent hereunder or under the Indenture, including without limitation the application of moneys and the investment of funds, neither the Issuer, the Trustee, the Remarketing Agent nor their members, directors, officers, employees or agents shall be accountable to the Borrower for any action taken or omitted by any of them in good faith and with the belief that it is authorized or within the discretion or rights or powers conferred. The Issuer, the Trustee, the Remarketing Agent and their members, directors, officers, employees and agents shall be protected in acting upon any paper or document believed to be genuine, and any of them may conclusively rely upon the advice of counsel and may (but need not) require further evidence of any fact or matter before taking any action. In the event of any default by the Issuer hereunder, the liability of the Issuer to the Borrower shall be enforceable only out of the Issuer's interest under this Agreement and there shall be no other recourse for damages by the Borrower against the Issuer, its members, directors, officers, attorneys, agents and employees, or any of the property now or hereafter owned by it or them. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, director, officer, agent or employee of the Issuer, and no official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or the Indenture.

     Section 8.4 Binding Effect. This Agreement shall inure to the benefit of
                 --------------
and shall be binding in accordance with its terms upon the Issuer, the Borrower and their respective successors and assigns; provided that this Agreement may not be assigned by the Borrower (except in connection with a sale or transfer of assets pursuant to Section 5.1 or in compliance with Section 8.9) and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of Bond Service. This Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places. In addition, the Remarketing Agent and the Bank are hereby explicitly recognized as third party beneficiaries of this Agreement.

     Section 8.5 Amendments. Except as otherwise expressly provided in this
                 ----------
Agreement or the Indenture, subsequent to the issuance of the Bonds and unless and until all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement may not be effectively amended, modified or terminated except by an instrument in writing signed by the Borrower and the Issuer, consented to by the Trustee, and in accordance with the provisions of Article IX of the Indenture, as applicable.

     Section 8.6  Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

     Section 8.7  Severability. If any provision of this Agreement is determined
                  ------------
by a court to be invalid or unenforceable, such determination shall not affect any other provision hereof, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision shall be deemed to be effective, operative and entered into in the manner and to the full extent permitted by applicable law.

     Section 8.8  Governing Law. This Agreement shall be deemed to be a contract
                  -------------
made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     Section 8.9  Assignment. The Borrower shall not assign this Agreement or
                  ----------
any interest of the Borrower herein, either in whole or in part, without the prior written consent of the Trustee, which consent shall be given if the following conditions are fulfilled: (i) the assignee assumes in writing all of the obligations of the Borrower hereunder; (ii) in the opinion of counsel to the Borrower, neither the validity nor the enforceability of this Agreement shall be adversely affected by such assignment; (iii) the Project shall continue in the opinion of Bond Counsel to be a "project" as such term is defined in the Act after such assignment; (iv) such assignment shall not, in the opinion of Bond Counsel, have an adverse effect on the exclusion from gross income for federal income tax purposes of interest on the Bonds; and (v) consent by the Issuer, which consent shall not be unreasonably withheld. For purposes of this Section, no foreclosure by the Bank, or conveyance in lieu thereof, or other transfer to the Bank or an affiliate of the Bank, shall, of itself, be deemed an assignment for purposes of this Section or a sale, transfer, assignment or other disposition for purposes of Section 5.2. Subject to the foregoing, the terms "Issuer", "Borrower", "Trustee" and "Remarketing Agent" shall, where the context requires, include the respective successors and assigns of such Persons. No assignment pursuant to this Section shall release the Borrower from its obligations under this Agreement, unless the Bank has consented to such release.

     Section 8.10 Receipt of Indenture. The Borrower hereby acknowledges that it
                  --------------------
has received an executed copy of the Indenture and is familiar with its provisions, and agrees that it is subject to and bound by the terms thereof and it will take all such actions as are required or contemplated of it under the Indenture to preserve and protect the rights of the Trustee and of the Holders and the Bank thereunder and that it will not take any action which would cause a default thereunder. Any redemption of Bonds prior to maturity shall be effected as provided in the Indenture.

                             (End of Article VIII)

     IN WITNESS WHEREOF, the Issuer and the Borrower, intending to be legally bound, have caused this Agreement to be duly executed in their respective names, all as of the date first above written.

                                        CHESTER COUNTY INDUSTRIAL
                                        DEVELOPMENT AUTHORITY



Attest: _________________________       By: ________________________________
Name:                                   Name:
Title:                                  Title:



                                        INNOVATIVE SOLUTIONS AND
                                        SUPPORT, LLC, by its sole Member and
                                        Manager INNOVATIVE SOLUTIONS
                                        AND SUPPORT, INCORPORATED



                                        By: ________________________________
                                        Name: James Reilly
                                        Title: Chief Financial Officer

     This execution page is part of the Loan Agreement dated as of August 1, 2000 between Chester County Industrial Development Authority and Innovative Solutions and Support, LLC.

                                   EXHIBIT A

                                 PROJECT SITE
                              [Legal Description]

                                   EXHIBIT B

                 INNOVATIVE SOLUTIONS AND SUPPORT, LLC PROJECT
                 ---------------------------------------------

                 The Project consists of an approximately 44,800 square foot manufacturing facility and related equipment to be located on approximately 7.5 acres of land at 710 Pennsylvania Drive (Lot 7) in the Township of Upper Uwchlan, Chester County, Pennsylvania, to be acquired, constructed and equipped by the Borrower and operated by the Borrower as a facility for the manufacture of airplane parts.

                 Sources and Uses of Funds to Acquire Project
                 --------------------------------------------

                                                                         Other
                                                 Bond                  Borrowed
                                               Proceeds                 Funds            Equity             Total
                                               --------                --------          ------             -----
Acquisition of Land                             $  200,000                   --         $  805,750         $1,005,750
New Construction                                 4,048,300                   --            755,950          4,804,250
Acquisition of New Equipment                            --                   --                 --                 --
Costs of Issuance                                   86,700                                 103,300            190,000
                                               -----------             --------          ---------        -----------
Total                                           $4,335,000                   --         $1,665,000         $6,000,000

                                   EXHIBIT C

                         FORM OF DISBURSEMENT REQUEST
                         ----------------------------

         STATEMENT NO. ________ REQUESTING DISBURSEMENT OF FUNDS FROM PROJECT FUND PURSUANT TO SECTION 3.4 OF THE LOAN AGREEMENT DATED AS OF AUGUST 1, 2000 ("LOAN AGREEMENT") BETWEEN CHESTER COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY ("ISSUER") AND
         INNOVATIVE SOLUTIONS AND SUPPORT, LLC ("BORROWER").

         The terms used herein shall have the meanings specified for such terms in or pursuant to the Loan Agreement. Pursuant to Section 3.4 of the Loan Agreement, the undersigned Authorized Representative of the Borrower hereby requests and authorizes the Trustee to pay to the Borrower or to the Person(s) listed on the Disbursement Schedule hereto out of the moneys deposited in the Project Fund the aggregate sum of $___________ to reimburse the Borrower or to pay such Person(s), as indicated in the Disbursement Schedule, for the items of Project Cost listed in the Disbursement Schedule.

         In connection with the foregoing request and authorization,the undersigned hereby certifies that:

         (a) Each item for which disbursement is requested hereunder is due, is an item of incurred Project Cost properly reimbursable or payable out of the Project Fund in accordance with the terms and conditions of the Loan Agreement and none of those items has formed the basis for any disbursement heretofore made from the Project Fund.

         (b) Each such item is or was necessary or appropriate in connection with the acquisition, construction or equipment of the Project.

         (c) Each such item is as described in the information statement filed by the Issuer in connection with the issuance of the Bonds (as defined in the Loan Agreement), as required by Section 149(e) of the Code; provided that if any such item is not as described in that information statement, attached hereto is an opinion of Bond Counsel that such disbursement will not result in the interest on the Bonds becoming included in the gross income of the Holders for federal income tax purposes.

         (d) The reimbursement or payment of the Project Costs requisitioned hereby will comply with the restrictions contained in Sections 3.4, 5.11 and 5.12 of the Loan Agreement.

         (e) This statement and all exhibits hereto, including the Disbursement Schedule, shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto.

Dated: ________________

                                      INNOVATIVE SOLUTIONS AND SUPPORT, LLC



                                      By: _______________________________
                                               Authorized Representative

Approved by PNC BANK, NATIONAL ASSOCIATION



By:_________________________
     Authorized Signatory



------------------------------------------------------------------------------

                             DISBURSEMENT SCHEDULE

                  TO STATEMENT NO. ___________ REQUESTING AND
                  AUTHORIZING DISBURSEMENT OF FUNDS FROM PROJECT FUND PURSUANT TO SECTION 3.4 OF THE LOAN AGREEMENT DATED AS OF AUGUST 1, 2000 BETWEEN CHESTER COUNTY
                  INDUSTRIAL DEVELOPMENT AUTHORITY AND INNOVATIVE
                  SOLUTIONS AND SUPPORT, LLC.

                    PAYEE               AMOUNT                PURPOSE
                    -----               ------                -------

                                   EXHIBIT D

                           NONDISCRIMINATION CLAUSE

         During the term of this contract, the Borrower agrees as to itself and each tenant of the Project controlling, controlled by or under common control with the Borrower (each of the Borrower and each such tenant, a "Contractor") as follows:

         1. Contractor shall not discriminate against any employee, applicant for employment, independent contractor or any other person because of race, color, religious creed, handicap, ancestry, national origin, age or sex. Contractor shall take affirmative action to insure that applicants are employed, and that employees or agents are treated during employment, without regard to their race, color, religious creed, handicap, ancestry, national original age or sex. Such affirmative action shall include, but not limited to: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training. Contractor shall post in conspicuous places, available to employees, applicants for employment and other persons, a notice to be provided by the contracting agency setting forth the provisions of this nondiscrimination clause.

         2. Contractor shall in advertisements or requests for employment placed by it or on its behalf, state that all qualified applicants will receive consideration for employment without regard to race, color, religious creed, handicap, ancestry, national origin, age or sex.

         3. Contractor shall send to each labor union or workers' representative with which it has a collective bargaining agreement or other contract or understanding, a notice advising said labor union or workers' representative of its commitment to this nondiscrimination clause. Similar notice shall be sent to every other source of recruitment regularly utilized by Contractor.

         4. It shall be no defense to a finding of noncompliance with this nondiscrimination clause that Contractor had delegated some of its employment practices to any union, training program or other source of recruitment which prevents it from meeting its obligations. However, if the evidence indicates that Contractor was not on notice of the third-party discrimination or made a good faith effort to correct it, such factor shall be considered a mitigating circumstance in determining appropriate sanctions.

         5. Where the practices of a union or of any training program or other program of recruitment will result in the exclusion of minority group persons, so that Contractor will be unable to meet its obligations under this nondiscrimination clause, Contractor shall then employ and fill vacancies through other nondiscriminatory employment procedures.

         6. Contractor shall comply with all applicable state and federal laws prohibiting discrimination in hiring or employment opportunities. In the event of Contractor's noncompliance with the nondiscrimination clause of this contract or with any such laws, the Loan Payments may be accelerated, and Contractor may be declared temporarily ineligible for further Commonwealth of Pennsylvania contracts, and other sanctions may be imposed and remedies invoked.

         7. Contractor shall furnish all necessary employment documents and records to, and permit access to its books, records and accounts by, the contracting agency for purposes of investigation to ascertain compliance with the provisions of this clause. If Contractor does not possess documents or records reflecting the necessary information requested, it shall furnish such information on reporting forms supplied by the contracting agency.

         8. Contractor shall actively recruit minority subcontractors and women subcontractors or subcontractors with substantial minority or women representation among their employees.

         9. Contractor shall include the provisions of this nondiscrimination clause in every subcontract, so that such provisions will be binding upon each subcontractor.

         10. Contractor obligations under this clause are limited to Contractor's facilities within Pennsylvania or, where the contract is for purchase of goods manufactured outside of Pennsylvania, the facilities at which such goods are actually produced.

"WORD"



Long Document Name:               LOAN AGREEMENT - CHESTER COUNTY INDUSTRIAL
                                  DEVELOPMENT AUTHORITY AND INNOVATIVE
                                  SOLUTIONS & SUPPORT

System Document Number:           54609 - PTE

Additional Information:           converted from i:\wpd\loan agreement.doc and
                                  formatted
================================================================================
You will have line numbers down the side of each draft document unless you indicate otherwise. 1.5 line spacing will be used on all drafts unless you indicate otherwise.

Return To:                                                    Location:
           _______                                                      _______

Return:   _____draft     _____final     _____redlined     _____stapled

Line Spacing:     _____ same     _____ 1.0     _____ 1.5     _____ 2.0

Duplicate: _____ yes _____ no (New Client/Matter No: _        )
                                                     ---------
Save New Version For Redlining Prior To Revisions:  _____ yes _____ no

Caret Method _____  Standard Method _____
================================================================================
Notes:


Origination Date:     March 23, 2000

Author's Initials:    pte

Last Revised By:      aml/kad (toc only)/pte/lel/pte/kmc(@tr145)/laz/SJG/nb/
                      pte/nb

Last Edit Date:       3/24;3/24;3-27; 3-28;4-27;7-20;7-28;7-31;8-1

                                       3